Exhibit 5.1

February 3, 2012

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

1000 Urban Center Drive, Suite 501

Birmingham, AL 35242

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3 (File No. 333-179320) (as amended or supplemented, the “Registration Statement”) filed on February 3, 2012 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) the Senior Notes due 2022 (the “Notes”) of MPT Operating Partnership, L.P., a Delaware limited partnership, and MPT Finance Corporation, a Delaware corporation (the “Issuers”) and (ii) the guarantees of the Notes (the “Guarantees”) by Medical Properties Trust, Inc., a Maryland corporation (the “Parent Guarantor”) and certain subsidiaries of the Parent Guarantor named in Schedule 1 (the “Subsidiary Guarantors,” and together with the Parent Guarantor, the “Guarantors”). The Registration Statement became effective upon filing with the Commission. Reference is made to our opinion letter dated February 3, 2012 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the final prospectus (the “Final Prospectus”) dated February 3, 2012 by the Issuers and the Parent Guarantor with the Commission pursuant to Rule 424 under the Securities Act. The Final Prospectus relates to the offering by the Issuers of up to $200,000,000 in aggregate principal amount of the Notes and the Guarantees covered by the Registration Statement. We understand that the Notes and the Guarantees are to be offered and sold in the manner described in the Final Prospectus.

We refer to the Indenture, to be dated as of February 17, 2012, that is to be entered into by the Issuers, the Guarantors and Wilmington Trust Company, as trustee (the “Trustee”), establishing the terms of the Notes and the Guarantees under such Indenture, in a form consistent with that authorized by the Issuers, as the “Indenture.”

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Parent Guarantor.

The opinions set forth below are limited to the Maryland General Corporation Law (which includes reported judicial decisions interpreting the Maryland General Corporation Law), the Delaware General Corporation Law (which includes reported judicial decisions interpreting

Medical Properties Trust, Inc.

MPT Operating Partnership, L.P.

MPT Finance Corporation

February 3, 2012

the Delaware General Corporation Law), the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the law of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) state securities or “blue sky” laws or (ii) state or federal antitrust laws.

Based on the foregoing, we are of the opinion that:

1.	The Notes have been duly authorized and, upon the due execution and delivery of the Indenture by each of the Issuers, the Guarantors and the Trustee and the execution, authentication and issuance of the Notes against payment therefor in accordance with the terms of the Indenture, the Notes will be valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms; and

2.	The Guarantees have been duly authorized and, upon the due execution and delivery of the Indenture by each of the Issuers, the Guarantors and the Trustee and the execution and issuance of the Guarantees in accordance with the terms of the Indenture, the Guarantees will be valid and binding obligations of the respective Guarantors, enforceable against the Guarantors in accordance with their terms.

The opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to Medical Properties Trust, Inc.’s Current Report on Form 8-K to be filed on February 9, 2012, which will be incorporated by reference into the Registration Statement, and to the references to our firm therein and under the caption “Legal matters” in the Final Prospectus. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

GOODWIN PROCTER LLP

SCHEDULE 1

Subsidiary Guarantor	State of Incorporation or Organization
Medical Properties Trust, LLC	Delaware

MPT of Victorville, LLC

MPT of Bucks County, LLC

MPT of Bloomington, LLC

MPT of Covington, LLC

MPT of Denham Springs, LLC

MPT of Redding, LLC

MPT of Chino, LLC

MPT of Dallas LTACH, LLC

MPT of Portland, LLC

MPT of Warm Springs, LLC

MPT of Victoria, LLC

MPT of Luling, LLC

MPT of Huntington Beach, LLC

MPT of West Anaheim, LLC

MPT of La Palma, LLC

MPT of Paradise Valley, LLC

MPT of Southern California, LLC

MPT of Twelve Oaks, LLC

MPT of Shasta, LLC

MPT of Webster, LLC

MPT of Tucson, LLC

MPT of Bossier City, LLC

MPT of West Valley City, LLC

MPT of Idaho Falls, LLC

MPT of Poplar Bluff, LLC

MPT of Bennettsville, LLC

MPT of Detroit, LLC

MPT of Bristol, LLC

MPT of Newington, LLC

MPT of Enfield, LLC

MPT of Petersburg, LLC

MPT of Fayetteville, LLC

4499 Acushnet Avenue, LLC

8451 Pearl Street, LLC

MPT of Garden Grove Hospital, LLC

MPT of Garden Grove MOB, LLC

MPT of San Dimas Hospital, LLC

MPT of San Dimas MOB, LLC

MPT of Cheraw, LLC

MPT of Ft. Lauderdale, LLC

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

MPT of Providence, LLC

MPT of Springfield, LLC

MPT of Warwick, LLC

MPT of Mountain View, LLC

MPT of Richardson, LLC

MPT of Round Rock, LLC

MPT of Shenandoah, LLC

MPT of Hillsboro, LLC

MPT of Florence, LLC

MPT of Clear Lake, LLC

MPT of Tomball, LLC

MPT of Gilbert, LLC

MPT of Corinth, LLC

MPT of Bayonne, LLC

MPT of Alvarado, LLC

MPT of Bucks County, L.P.

MPT of Dallas LTACH, L.P.

MPT of Warm Springs, L.P.

MPT of Victoria, L.P.

MPT of Luling, L.P.

MPT of Huntington Beach, L.P.

MPT of West Anaheim, L.P.

MPT of La Palma, L.P.

MPT of Paradise Valley, L.P.

MPT of Southern California, L.P.

MPT of Twelve Oaks, L.P.

MPT of Shasta, L.P.

MPT of Webster, L.P.

MPT of Garden Grove Hospital, L.P.

MPT of Garden Grove MOB, L.P.

MPT of San Dimas Hospital, L.P.

MPT of San Dimas MOB, L.P.

MPT of Richardson, L.P.

MPT of Round Rock, L.P.

MPT of Shenandoah, L.P.

MPT of Hillsboro, L.P.

MPT of Clear Lake, L.P.

MPT of Tomball, L.P.

MPT of Corinth, L.P.

MPT of Alvarado, L.P.

MPT of DeSoto, L.P.

MPT of DeSoto, LLC

MPT of Hoboken Hospital, LLC

MPT of Hoboken Real Estate, LLC

MPT of Hausman, LLC

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

Delaware

MPT of Overlook Parkway, LLC MPT of New Braunfels, LLC MPT of Westover Hills, LLC MPT of Wichita, LLC Wichita Health Associates Limited Partnership	Delaware Delaware Delaware Delaware Delaware